                                                                      EXHIBIT 11

                   PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                          FOR THE YEARS ENDED JUNE 30
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                  1995          1994            1993
                                                               ---------     ---------       ---------
Primary:
- --------
Earnings:
Income (loss) from continuing operations before cumulative
 effect of change in accounting principle                      $     629      $(16,364)      $     365
Loss on disposal of discontinued operations                            -          (620)              -
                                                               ---------      --------       ---------
Income (loss) before cumulative effect of change in
 accounting principle                                                629       (16,984)            365
Cumulative effect of change in accounting principle                    -         7,500               -
                                                               ---------      --------       ---------
Net income (loss)                                              $     629      $ (9,484)      $     365
                                                               =========      ========       =========


Shares:
Weighted average number of common shares outstanding              19,984        19,928          18,871
Assuming exercise of options reduced by the number of
 shares which could have been purchased with the proceeds
 from exercise of such options                                       218           286             228
                                                               ---------      --------       ---------
Weighted average number of common shares outstanding
 as adjusted                                                      20,202        20,214          19,099
                                                               =========      ========       =========


Primary earnings per common share:
Income (loss) before cumulative effect of change in
 accounting principle:
  From continuing operations                                   $    0.03      $  (0.81)      $    0.02
  From discontinued operations                                         -         (0.03)              -
                                                               ---------      --------       ---------
   Total                                                            0.03         (0.84)           0.02
Cumulative effect of change in accounting principle                    -          0.37               -
                                                               ---------      --------       ---------
Net income (loss)                                              $    0.03/1/   $  (0.47)/2/   $    0.02/1/
                                                               =========      ========       =========

                                                                      EXHIBIT 11

                   PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
                          FOR THE YEARS ENDED JUNE 30
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                 1995      1994       1993
                                                                -------      ----       ----
Fully diluted:
- --------------
Earnings:
Income (loss) from continuing operations before cumulative
 effect of change in accounting principle                       $   629     $(16,364)     $   365
Loss on disposal of discontinued operations                           -         (620)           -
                                                                -------     --------      -------
Income (loss) before cumulative effect of change in
 accounting principle                                               629      (16,984)         365
Cumulative effect of change in accounting principle                   -        7,500            -
                                                                -------     --------      -------
Net income (loss)                                               $   629     $ (9,484)     $   365
                                                                =======     ========      =======


Shares:
Weighted average number of common shares outstanding             19,984       19,928       18,871
Assuming exercise of options reduced by the number
 of shares which could have been purchased with the proceeds
 from exercise of such options                                      268          330          279
                                                                -------     --------      -------
Weighted average number of common shares outstanding
 as adjusted                                                     20,252       20,258       19,150
                                                                =======     ========      =======

Earnings per common share assuming full dilution:
Income (loss) before cumulative effect of change in
 accounting principle:
  From continuing operations                                    $  0.03     $  (0.81)     $  0.02
  From discontinued operations                                        -        (0.03)           -
                                                                -------     --------      -------
   Total                                                           0.03        (0.84)        0.02
Cumulative effect of change in accounting principle                   -         0.37            -
                                                                -------     --------      -------
Net income (loss)                                               $  0.03/1/  $  (0.47)/2/  $  0.02/1/
                                                                =======     ========      =======



/1/ This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

/2/ This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.